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                                                                    Exhibit 23.2




                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 33-61787, 33-17071, and 33-52598 of CFX Corporation on Forms S-8 of our report on the financial statements of Orange Savings Bank dated January 27, 1995, appearing in the Annual Report on Form 10-K of CFX Corporation and Subsidiaries for the year ended December 31, 1996.



/s/
Deloitte & Touche LLP
March 27, 1997